                                                                   EXHIBIT 10.40


                              ROUGE STEEL COMPANY
                            BENEFIT RESTORATION PLAN
                          (EFFECTIVE JANUARY 1, 1997)

         WHEREAS, ROUGE STEEL COMPANY, a Delaware corporation (the "Company"), deems it desirable to adopt a supplemental benefit plan for its key employees and respective spouses, if any, as a supplement to the Rouge Steel Company Salaried Employee Retirement Plan (the "Retirement Plan").

         NOW, THEREFORE, the Company hereby establishes the Rouge Steel Company Benefit Restoration Plan (the "Plan"), effective January 1, 1997, to read as follows:

                                   ARTICLE I
                                  PLAN PURPOSE

         The purpose of this Plan is to attract and retain key management employees by supplementing retirement benefit payments under the Retirement Plan to those key management employees designated in writing from time to time by the Compensation Committee of the Board of Directors of the Company (the "Participants") and their spouses, if any, in order to provide each such Participant and his or her spouse, if any, retirement payments which, together with the retirement benefit payments that they are entitled to receive under the Retirement Plan, will not be reduced by applicable laws.

                                   ARTICLE II
                              BENEFIT DESCRIPTION

         A Participant or the Participant's surviving spouse shall be entitled to benefits under this Plan only when the Participant (i) has accrued at least five (5) continuous Years of Service after his or her designation as a Participant in this Plan, and (ii) is entitled to normal retirement, regular early retirement, special early retirement or total and permanent disability retirement benefits pursuant to the Retirement Plan; provided, however, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") may, in its sole discretion by written resolution, waive or reduce the five (5) continuous Years of Service requirement for entitlement to benefits under the Plan. Subject to Article VI of this Plan, a

Participant entitled to benefits under this Plan shall be entitled to a monthly benefit, upon the Participant's retirement under the Retirement Plan, payable pursuant to Article III of this Plan, equal to the excess, if any, of:

   (a) The amount of annual benefit which would be payable to or on behalf of such Participant or their spouse under said Retirement Plan computed under the provisions of said Retirement Plan, plus, if the Participant is a Group I Employee or a Group II Employee as defined in the Retirement Plan (a "Group I Employee or a Group II Employee"), the amount of additional annual benefit which would be payable to or on behalf of such Participant or their spouse under the Retirement Plan if such benefit were computed by counting those additional years of contributory service and non-contributory service with a predecessor corporation to Rouge Steel Company used to compute Retirement Plan benefit eligibility for a Group I Employee or Group II Employee as such years under the Retirement Plan, but computed as if:

         (1) The limitations contained in Section 415 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") were inapplicable; and

         (2)      The limitation of $150,000 ($200,000 prior to January
                  1, 1994), multiplied by the applicable adjustment factor under Internal Revenue Code Section 401(a)(17) on the amount of "Salary" and/or "Compensation" to be taken into account for all Retirement Plan purposes in any Plan Year was inapplicable;

                  over

   (b) The amount of such Participant's or spouse's annual benefit under (i) the Retirement Plan and (ii) if the Participant was a Group I Employee or a Group II Employee, under the Ford Motor Company General Retirement Plan.

         For purposes of entitlement to benefits under this Plan, Years of Service means years of credited service, as defined in the Retirement Plan.

                                  ARTICLE III
                                 BENEFIT PAYOUT

         The benefits under this Plan shall become payable when a Participant retires from the Company under the Retirement Plan and begins to receive payments, or when the Participant dies and the Participant's spouse, if any, begins to receive payments, under the Retirement Plan.

         Benefits payable under this Plan shall be payable to a Participant or the Participant's spouse, if any, in the same form and manner as contributory life income benefits are paid to the Participant or the Participant's spouse, if any, pursuant to the Retirement Plan; provided, however, if Retirement Plan benefits are paid pursuant to a contingent annuitant election for benefits by the Participant pursuant to Article VII, Section 5B, thereof, benefits payable pursuant to this Plan shall not be paid in the form of a contingent annuitant election but instead shall be paid in the same form as the normal form of benefit payment for Retirement Plan noncontributory benefits as if the only life income benefits payable to the Participant under the Retirement Plan were noncontributory benefits; and provided, further, that in the event of a Participant's regular early retirement, special early retirement, or total and permanent disability retirement under the Retirement Plan, as applicable, the monthly benefit provided hereunder shall be reduced and/or adjusted in the same manner as Retirement Plan contributory retirement benefits are reduced or adjusted in the event of a regular early retirement, special early retirement, or total and permanent disability retirement, as applicable.

                                   ARTICLE IV
                        UNFUNDED AND NON-QUALIFIED PLAN

         This Plan is completely separate from the Retirement Plan. The undertakings of the Company herein to each Participant constitute merely the obligation to make payments as provided for herein, and it is the Company's intention that the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither a Participant nor any beneficiary nor any other person shall have, by reason of this Plan, any rights, title or interest of any kind in or to any property of the Company, nor any beneficial interest in any trust which may be established by the Company in connection with this Plan. If the Company transfers any property to a trust in connection with this Plan, such trust shall not be held for the exclusive benefit of Participants, and any assets held in such trust shall be subject to the claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy.

                                   ARTICLE V
                                 ADMINISTRATION

         The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company which shall have full and exclusive power to interpret the Plan, to determine the amount and manner of any deferrals and payments and to adopt such rules and regulations as are necessary for its administration. The Compensation Committee may delegate specific responsibilities it assumes under this Plan which are administrative or ministerial in nature by notifying a delegate as to the duties and responsibilities delegated. In that regard, the Compensation Committee delegates responsibility for claims administration to the Retirement Committee for the Rouge Steel Company Salaried Employee Retirement Plan (the "Retirement Committee").

         Claims for benefits under the Plan shall be made in writing to the Retirement Committee. If a claim for benefits is wholly or partially denied, the Retirement Committee shall, within a reasonable period of time, but not later than ninety (90) days after receipt of the claim, provide the claimant written notice in a manner calculated to be understood by the claimant of:

         (A)     The specific reason or reasons for denial;

         (B) Specific reference to the pertinent Plan provisions on which the denial is based;

         (C) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (D)     Any explanation of the Plan's claim review procedure.

         A Participant or beneficiary whose claim for benefits under the Plan has been denied, or his or her duly authorized representative, may request a review upon written application to the Retirement Committee, and may submit issues and comments in writing. The claimant's written request for review must be submitted to the Retirement Committee within sixty (60) days after receipt by the claimant of written notification of the denial of the claim. A decision by the Retirement Committee shall be made promptly, and not later than sixty (60) days after the Retirement Committee's receipt of a request for review, unless special circumstances require an extension of time for proceeding, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. The decision on review shall be in writing and shall include specific reasons for the decision, specific reference to the pertinent Plan provisions on which the decision is based and be written in a manner calculated to be understood by the claimant.

         The decisions of the Compensation Committee and/or the Retirement Committee shall be final and conclusive on all persons and neither the Compensation Committee or the Retirement Committee shall be subject to liability thereon.

                                   ARTICLE VI
                             TERMINATION FOR CAUSE

         Notwithstanding anything in this Plan to the contrary, if the Company terminates a Participant's employment for Cause, then the Company shall have no obligation to such Participant or his or her spouse pursuant to this Plan, and no payments of any kind shall thereafter be made by the Company to the Participant hereunder.

                 For purposes of the foregoing, "Cause" means:

                 (i) any act or acts of the Participant constituting a felony (or its equivalent) under the laws of the United States, any state thereof or any foreign jurisdiction;

                 (ii) any material breach, as determined by the Company, by the Participant of any employment agreement with the Company or the policies of the Company or any of its subsidiaries or the willful and persistent (after written notice to the Participant) failure or refusal, as determined by the Company, of the Participant to perform his or her duties of employment or comply with any lawful directives of the Board of Directors of the Company;

                 (iii) conduct which the Company determines amounts to gross neglect, willful misconduct or dishonesty; or

                 (iv) any misappropriation of material property of the Company by the Participant or any misappropriation of a corporate or business opportunity of the Company by the Participant, all as etermined by the Company.

                                  ARTICLE VII
                                ERISA COMPLIANCE
                               NON-QUALIFIED PLAN

         Notwithstanding any provisions of this Plan to the contrary, the Company by written resolution of the Board of Directors or the Compensation Committee may terminate the Plan, or may amend or modify the Plan at any time and in any respect, including as necessary or advisable in order that the benefits provided by the Plan shall constitute unfunded deferred compensation for a select group of management or highly compensated employees as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. However, no such amendment or termination shall adversely affect the rights of a Participant or their spouse, if any, to the extent of any vested benefits accrued as of the date of amendment or termination of the Plan.

                                  ARTICLE VIII
                             NO EMPLOYMENT CONTRACT

         Nothing contained in this Plan, or any amendment hereto, shall be construed as entitling a Participant to be continued in the employ of the Company for any period of time, or as obliging the Company to keep said Participant in its employ for any period of time. Furthermore, nothing contained in this Plan, or any amendment hereto, shall be construed as restricting in any way the right of the Company to reassign a Participant for any reason to a new employment position at lower or higher compensation.

                                   ARTICLE IX
                                NONASSIGNABILITY

         No rights of any kind under this Plan shall be transferable, or assignable by a Participant, spouse or any other person, or be subject to alienation, encumbrance, garnishment, attachment, execution, or levy of any kind, voluntary or involuntary.

                                   ARTICLE X
                             RULES OF CONSTRUCTION

         In the event that any provision of the Plan is determined by any judicial, quasi-judicial or administrative body to be void or unenforceable for any reason, all other provisions of the Plan shall remain in full force and effect as if such void or unenforceable provision had never been part of the Plan. The singular herein shall include the plural, or vice versa, wherever the context so requires. A pronoun in the masculine, feminine or neuter gender shall be deemed, where appropriate, to include also the masculine, feminine or neuter gender.

                                   ARTICLE XI
                           WITHHOLDING; PAYROLL TAXES

         To the extent required by law in effect at the time payments are made, the Company shall withhold from payments made hereunder any taxes required to be withheld from a Participant's wages for the Federal or any state or local government.

                                  ARTICLE XII
                                 APPLICABLE LAW

         Except as governed by ERISA, and the Internal Revenue Code of 1986, as amended, the Plan shall be construed in accordance with, and governed by, the laws of the State of Michigan.

                                  ARTICLE XIII
                                    HEADINGS

         Headings to the Articles of this Plan are included for convenience only and shall not control the meaning or interpretation of any provision of this Plan.

    IN WITNESS WHEREOF, the Company has adopted this Plan this 11th day of September, 1997.

                                               ROUGE STEEL COMPANY



                                               By:/s/ William E. Hornberger
                                                  -----------------------------
                                                     William E. Hornberger
                                               Its:  Vice President